UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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COMPETITIVE COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPETITIVE COMPANIES, INC.
3751Merced Drive, Suite A
Riverside, California 92503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on January 30, 2009

Dear Competitive Companies, Inc. Stockholders:

You are cordially invited to attend the Annual Meeting of stockholders of Competitive Companies, Inc., a Nevada corporation, (“CCI”) to be held on January 30, 2009, at 11:00 a.m., local time, at 402 West Broadway, Suite 690, San Diego, California 92101.  At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.
To amend and restate the Company’s Articles of Incorporation to (i) increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 70,000,000 shares to 500,000,000 shares and (ii) to increase the number of authorized shares of the Company’s preferred stock, par value $0.001 per share, from 10,000,000 shares to 100,000,000 shares;

2.
To elect a new Board of Directors for CCI, to hold office until the next annual meeting, (the current nominations are for Jerald Woods, David Hewitt, William H. Gray, Ray Powers, Larry Griffin, Michael Benbow, and Tonni Lyn Smith-Atkins;

3.	To reaffirm the appointment of Lawrence Scharfman & Co., CPA, P.C. as CCI’s independent auditors for the next year; and
4.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 24, 2008 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at CCI’s Executive offices at 3751 Merced Drive, Suite A, Riverside, California 92503 for 10 days prior to the Annual Meeting.

The information contained in this letter is only a summary of the actions to be voted on at the Annual Meeting and is not meant to be complete and exhaustive. You are encouraged to read the attached proxy statement, including its exhibits, in its entirety for further information regarding the proposals.

By Order of the Board of Directors

Jerald Woods
Chief Executive Officer

Riverside, California
January ___, 2009

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to please vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares by signing, dating and mailing the enclosed proxy will save CCI the expenses and extra work of additional solicitation.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

COMPETITIVE COMPANIES, INC.
3751 Merced Drive, Suite A
Riverside, California 92503

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
January 30, 2009

This statement is furnished in connection with the solicitation by the Board of Directors of Competitive Companies, Inc. (hereinafter “CCI” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders to be held on January 30, 2009 at 11:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January ___, 2009.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by CCI’s Chairman, Jerald Woods.  CCI will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on December 24, 2008, the record date for the Annual Meeting, CCI had outstanding and entitled to vote 64,287,630 shares of Common Stock.  Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of CCI’s stockholders.  Only stockholders of record at the close of business on December 24, 2008 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of CCI’s stock entitled to vote shall constitute a quorum for the transaction of business.  A majority of the votes properly cast upon any question by the stockholders attending the meeting, in person or by proxy, shall decide the question.  Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other proposal and accordingly will have no effect.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

PROPOSAL 1.  AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE CAPITALIZATION

General Information

The following questions and answers are intended to respond to frequently asked questions concerning the amendment of the Company’s Articles of Incorporation in Nevada.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read this entire proxy statement, as well as its appendices and the documents incorporated by reference.

Questions and Answers

Q:	Why am I receiving these materials?
A:
CCI’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Friday, January 30, 2009 at 11:00 a.m., local time, at 402 West Broadway, Suite 690, San Diego, California 92101. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	How may I obtain CCI’s annual report for the fiscal ended December 31, 2007?
A:
Stockholders may request a free copy of CCI’s annual report by writing to: Competitive Companies, Inc., 3751 Merced Drive, Suite A, Riverside, California  92503. Current and prospective investors can also access or order free copies of CCI’s annual report, this Proxy Statement, and other financial information and reports from the SEC website at http://www.sec.gov.

Q:	Why is CCI seeking stockholder approval to increase its authorized capital?
A:
The Nevada Revised Statutes require a vote of stockholders to increase the authorized capital and the amendment to the Company’s articles of incorporation. The increase must be approved by a majority of our outstanding common shares as of December 24, 2008, the Record Date.  As of that date, there were 64,287,630 shares outstanding and each share is entitled to one vote.

Q:	What happens if the proposal is approved?
A:
If the proposal is approved, then CCI’s board of directors will be authorized to effectuate the increase in the Company’s authorized capital and will file the Amended Articles with the Nevada Secretary of State.

Q:	What happens if the proposal is not approved?
A:
If the proposal is not approved then CCI’s authorized capital will not be increased and there will not be an amendment to the Company’s articles of incorporation.  If CCI is not able to increase its authorized capital, it may not be able to issue additional shares of stock in the future and may be limited in its operations.

Q:	How will the increase in authorized affect the stockholders of the Company?
A:
Assuming the proposal is approved, you will own the same class and the same percentage of the Company that you held prior to the increase.  However, CCI’s directors will now be authorized to issue additional shares of equity which may dilute your percentage in the Company in the future.

Q:	Can I require the Company to purchase my stock?
A:
No, the transactions contemplated by the proposal do not give rise to appraisal rights.  Pursuant to the Nevada Revised Statutes, you are not entitled to an appraisal and purchase of your common stock as a result of an increase in the authorized capital.

Q:	Who will pay the costs of amending the articles?
A:
The Company will pay all of the costs of amending the articles of incorporation with Nevada’s Secretary of State, including distributing this proxy statement.  We may also reimburse brokerage firms and other custodians for their reasonable expenses for forwarding materials to the beneficial owners of our common stock.  We do not anticipate contracting for other services in connection with the amended articles.

Q:	How does the board of directors recommend that I vote?
A:	CCI’s board of directors recommends that you vote your shares “FOR” the proposal at the meeting.

Q:	What share can I vote?
A:
Each share of CCI common stock outstanding as of the close of business on December 24, 2008 (the record date) is entitled to one vote on all items being voted on at the meeting.  You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”
A:
Many CCI common stockholders hold their shares through a broker or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between common shares held of record and those beneficially owned.

• Stockholder of Record: If your common shares are registered directly in your name with CCI’s common stock transfer agent (Island Stock Transfer Company), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to CCI or to vote in person at the meeting. A proxy card is enclosed for you to use.
• Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q:	How can I attend the stockholder meeting?
A:
Because seating is limited, admission to the meeting will be on a first-come, first-served basis.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record as of the record date but held you shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to December 24, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Q:	How can I vote my shares in person at the stockholders meeting?
A:
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.  Even if you plan to attend the annual meeting, CCI recommends that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the stockholders meeting?
A:
Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the stockholders meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.  For directions on how to vote, please refer to the instructions included on your proxy card, or for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q:	Can I change my vote?
A:
You may change your vote any time prior to the vote at the stockholder meeting.  If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to CCI’s corporate secretary prior to your share being voted, or (iii) attending the stockholders meeting and voting person.  Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  If you hold shares in street name, you may change you vote by submitting new voting instructions to your broker, trustee, or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

The Board of Directors has adopted, subject to stockholders' approval, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 70,000,000 to 500,000,000 shares and to increase the number of authorized shares of Preferred Stock from 10,000,000 to 100,000,000 shares, for the reasons discussed below.

The Company currently has 70,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 64,287,630 shares were outstanding on December 24, 2008.

Additionally, the Company currently has 10,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which 2,495,436 shares were outstanding on December 24, 2008.  The Board of Directors is authorized, without stockholder approval, to issue preferred shares on the terms that the Board of Directors determines in its discretion.  For example, the Board of Directors will be able to determine the voting rights, dividend or distribution rate, dates for payment of dividends or distributions, whether dividends are cumulative, that is, whether dividends must first be paid on outstanding preferred shares that are issued before common share dividends are paid, liquidation prices, redemption rights and prices, any sinking fund requirements, any conversion rights and any restrictions on the issuance of any series of preferred shares.

The Board of Directors believe the increase in the authorized shares of common and preferred stock will provide the Company greater flexibility with respect to its capital structure for such purposes as additional equity financing and/or future mergers or acquisitions.

If the increase in common and preferred stock is approved by the stockholders our Articles of Incorporation will have to be amended and filed with the Nevada Secretary of State in order to make the increase in common and preferred stock effective.  A copy of the proposed amendment to the Articles of Incorporation is attached to this Proxy Statement as Appendix "A".

The proposed amendment reads as follows:

3. AUTHORIZED SHARES: shall be deleted in its entirety and the following inserted in lieu thereof:

Authorized Shares: (number of shares the corporation is authorized to issue)
Number of share with par value 500,000,000 Par value: $.001

In addition, the Corporation shall have the authority to issue 100,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with preferences, limitations, and relative rights determined by the Board of Directors.
1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 2.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2008 Annual Meeting of Stockholders, a Board of Directors consisting of 7 members will be elected, each director to hold office until the next Annual Meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

Our Board of Directors has nominated for election all 4 of the current members of the Board of Directors plus an additional 3 people. The current nominations are for Jerald Woods, David Hewitt, William Gray, Ray Powers, Larry Griffin, Michael Benbow, and Tonni Lyn Smith-Atkins. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by our current Directors.  CCI has no reason to believe that any nominees will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the Board of Directors.

Name	Age	Title
Jerald Woods	60	CEO, Secretary and Chairman
David Hewitt	62	Director
William Gray	58	Chief Operating Officer and Director
Ray Powers	62	Director
Larry Griffin	56	Director
Michael Benbow	66	Director
Tonni Lyn Smith-Atkins	37	Director

The following information is provided regarding the nominees for election to the Board of Directors.

Jerald Woods has serves as the Chief Executive Officer since November 2007.  Prior to becoming the CEO, Mr. Woods was the Vice President and Director of CA Networks, Inc. and subsequent to the merger of CCI and CA Networks, Inc. he had remained in those positions.  Prior to the merger, Mr. Woods served as a telecommunications consultant for Competitive Companies.  Additionally, Mr. Woods has been a director of CCI since 1998.  From 1994 to 2000 he was an Officer and Director of APMSAFE.COM (American Privacy Management, Inc.), a private company engaged in the computer encryption business.  From 1988 to 1994, he was Chairman and Director for American Digital Communications, Inc.  From 1984 to 1989, he hosted and produced “Breakthroughs in Technology,” an investment program specializing in high technology companies.  He currently is President of JLW Communications Services.  Mr. Woods has served as a director for several private companies as well as owning his own investment banking and advertising companies.

David Hewitt has been a Director since December 2001 and became a director as a result of the merger with Huntington Telecommunications Partners.  Prior to joining the Company through the merger with Huntington Telecommunications, Inc., he was the Co-Founder and President of Huntington Partners, Inc., which was a development and investment company providing capital and management for real estate and business venture investments as well as an affiliate to the general partner of Huntington Telecommunicaitons.  Currently, Mr. Hewitt is the Managing Member of Southwind Realty Group, LLC, which focuses on the acquisition and redevelopment of infill residential properties in Southern California.  From 1999 to 2005, Mr. Hewitt was a founder, Chairman, and a Director of Silverwood Investments, LLC, a real estate investment company focused on apartment property development throughout California.  From 1989 to 1992, he was Co-Founder and Managing Director of Trilateral Company, a real estate firm. He has an MBA with Distinction from Amos Tuck School of Business Administration at Dartmouth College and a BA from University of Rochester.

William Gray became a Director upon the resignation of Mr. Henri Hornby in November 2008.  Additionally, Mr. Gray is the founder of Innovation Capital Management, Inc. (ICM), a Delaware Corporation that was incorporated in May 2008.  ICM is involved in managing investment securities design and development.  ICM is also the owner of ICM LLC and DiscoverNet, Inc.  DiscoverNet, Inc. is a full service Internet Service Provider currently deploying wireless broadband Internet throughout western Wisconsin and was incorporated in July of 1996.  Mr. Gray has been the President and Chief Executive Officer of DiscoverNet since May of 1997 and has been chiefly responsible for the funding of DiscoverNet since inception.  Most recently, the Company has developed a proprietary propagation software capable of designing tier one wireless networks via the web.  ICM intends to offer this unique software to other Wireless Internet Service Providers (WISP) as part of its planned investment and acquisition program.  Mr. Gray is highly skilled and experienced in designing investment securities, developing financial forecast, structuring mergers and acquisitions, writing business plans and drafting private placement memorandum.  Mr. Gray has managed investment securities exceeding $100 million.

Dr. Ray Powers was appointed to the Company’s Board of Directors on November 25, 2008.  Mr. Powers’ business leadership experience spans over 30 years in a Fortune 200 corporate environment of AT&T/US West/Quest followed by accomplishments in a variety of enterprise scenarios.  Dr. Powers began his career at AT&T in 1965 and continued to work in various capacities for AT&T and its successors until 1996.  Currently, Dr. Powers is the chief consultant for Strategic Alliance Enterprises, Inc., which provides new technology communications products and services and serves in a consulting role in project management, development of business plans and process improvement initiatives.  Prior to his consulting work, from 2004 to 2006, Dr. Powers served as the Executive Vice President and Chief Operating Officer of Corban Networks, Inc., which is a communications industry service provider specializing in wireless communications.  From 1998 to 2004, Dr. Powers served as the President and Chief Executive Officer of Compass Corporate Holdings, Inc., which through its subsidiaries provided technology services, technology management and project management consulting.  Dr. Powers has served on several companies’ Board of Directors and currently sits on the Board of Strategic Alliance Enterprises, Inc., Worldwide Communications Associates, Inc., and the Executive Initiative Institute.  Dr. Powers holds a Bachelor of Science from Arizona State University, a MBA in Technology Management and a Doctorate in Educational Leadership from the University of Phoenix.  Dr. Powers is also an adjunct professor for both undergraduate and graduate level courses at the University of Phoenix.

Larry Griffin has been the IT Director for Diamondback Management, Inc. since 2005 and prior to that worked as an independent contractor from 1998 to 2005.  Additionally, he was the Director of Network Development O.S. for WorldCom from 1988 to 1997.  At WorldCom, Mr. Griffin was responsible for WorldCom’s redesign and development of its integrated billing systems during the Company’s accelerated telecom acquisitions in the mid 1990’s.  Mr. Griffin was the chief architect with the sub-system of the DEX (Digital Switch) switches to allow account codes to be validated against a common database from any switch in the DEX network.  He led the design and development of a switch update and CDR collection systems for the DEX network.  Mr. Griffin hopes to advise CCI on its integrated billing systems for future subscriber acquisitions.

Michael Benbow has over 43 years of experience in engineering management, design, and project management.  Mr. Benbow is currently the Chief Executive Officer of M S Benbow and Associates, a full-service engineering company, whereby he has held this role since 1986.  Mr. Benbow has also assisted other entities as a Founding Director such as: Compass Telecommunications, a nation-wide integrated communications provider, started in 1998; Computerized Processes Unlimited, a software and systems integration company, started in 1985; and of Omni Technologies, a telecommunications research and development facility, started in 1994.  Additionally, Mr. Benbow is a Registered Professional Electrical and Mechanical Engineer in the State of Louisiana; Registered Professional Control Systems Engineer in the State of California; and a Registered Professional Engineer in the State of Mississippi.  Mr. Benbow has a BSME from Purdue University and JD from Loyola University.  Mr. Benbow also belongs to American Society of Mechanical Engineers, Louisiana Engineering Society, Louisiana Bar Association, Instrument Society of America, where he was the past president of the New Orleans Section, and University of New Orleans Engineering Advisory Council, where he served as the Past Chairman.

Tonni Lyn Smith-Atkins is the owner operator of AACR LLC, a company that provides general business operations consulting to small businesses.  Ms. Atkins started AACR, LLC in February 2003.  Prior to working with AACR, Ms. Atkins worked as an investment representative where she was responsible for preparing quarterly and annual financial reports and created yearly client investment portfolios.  Ms. Atkins holds a Series 7 Securities License and is experienced in providing quarterly and annual financial reporting.  Ms. Atkins holds a Master Degree in Finance and Accounting from New York University.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the 7 nominees identified above.  CCI expects each nominee to be able to serve if elected, but if any nominee notifies CCI before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

The Board of Directors has analyzed the independence of each director and has concluded that Mr. Hewitt is considered an independent director in accordance with the director independence standards of the American Stock Exchange, and has determined that he has not had a material relationship with CCI that would impair his independence from management.

Audit Committee and Financial Expert

We do not have an Audit Committee.  Our directors perform some of the same functions of an Audit Committee, such as:  recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.  The Company does not currently have a written audit committee charter or similar document.

We have no financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Corporate Governance

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.  Our board of directors performs some of the functions associated with a Nominating Committee.  We have elected not to have a Nominating Committee in that we have limited operations and resources.

Director Nomination Procedures

Generally, nominees for Directors are identified and suggested by the members of the Board or management using their business networks.  The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future.  In selecting a nominee for director, the Board or management considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board or management has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership.  Rather the Board or management will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.  During 2007, the Company received no recommendations for Directors from its stockholders.

The Company will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for the Company’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 3751 Merced Drive, Suite A, Riverside, California 92503.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 3751 Merced Drive, Suite A, Riverside, California 92503.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors.  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
2.
Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

On December 18, 2005, we adopted a written code of ethics that governs all of our officers, and more specifically our principal executive officer, principal financial officer and principal accounting officer directors, employees and contractors. The code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote the above mentioned objectives.  Anyone can obtain a copy of the Code of Ethics by contacting the Company.  The Company will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission of the National Association of Dealers.

Current Officers and Directors

NAME	AGE	POSITION
Henri Hornby (1)	51	Former Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Current Director
Jerald Woods (2)	60	Current Chief Executive Officer, Director
Zachary Bluestein (3)	23	Chief Technical Officer
David Hewitt	62	Director
William Gray (4)	58	Director
Ray Powers (5)	62	Director
(1)

Mr. Henri Hornby served as the Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and Director from March 28, 2006 to November 12, 2007.  Mr. Hornby resigned due to health reasons.  Subsequent to the year ended December 31, 2007, the Company reappointed Mr. Hornby to the Board of Directors.  On November 4, 2008 Mr. Hornby resigned from the Board of Directors.

(2)	Upon Mr. Hornby’s resignation, the Board of Directors appointed Mr. Jerald Woods to serve as the Interim Chief Executive Officer.
(3)
Subsequent to the year ended December 31, 2007, the Company appointed Zachary Bluestein as the Chief Technical Officer; however, Mr. Bluestein as of October 1, 2008, is no longer affiliated with the Company.

(4)	Mr. William Gray was appointed to fill the vacancy left by Mr. Hornby on November 4, 2008.
(5)	Dr. Ray Powers was appointed to the Board of Directors on November 24, 2008.

Jerald Woods (See Resumé on Page 4 above).

David Hewitt (See Resumé on Page 5 above).

William Gray (See Resumé on Page 5 above)

Ray Powers (See Resumé on Page 5 above)

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this proxy, not all the reports required by Section 16(a) were filed in connection with the securities issuances to our officers and directors.  Therefore, not all of our current officers and directors have filed their respective 16(a) reports.

Executive Compensation

The following table sets forth for fiscal 2007 the compensation, in compliance with the reporting requirements of the SEC, for our Principal Executive Officer and for each of our two most highly compensated executives other than our Principal Executive Officer during fiscal 2007.

Summary Compensation Table
Name and Principal Position	Year	Salary	All Other Compensation	Total
Henri Hornby, Former CEO and/or Principal Executive Officer, Director (1)	2007 2006	$45,000 $13,000	$-0- $-0-	$45,000 $13,000

Jerald Woods, Current Chief Executive Officer, Director (2)	2007 2006	$-0- $23,700	$-0- $-0-	$-0- $23,700

Janice Gordon, Former President	2007 2006	$56,000 $60,000	$3,692 $-0-	$59,692 $60,000

(1)
Mr. Henri Hornby served as the Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and Director from March 28, 2006 to November 12, 2007.  Subsequent to the year ended December 31, 2007, the Company re-appointed Mr. Hornby to serve on its Board of Directors.

(2)	Upon Mr. Hornby’s resignation, the Board of Directors appointed Mr. Jerald Woods to serve as the Interim Chief Executive Officer
(3)	Ms. Janice Gordon served as the Company’s President from January 27, 2006 through July 2007.

Compensation Committee

We currently do not have a compensation committee of the board of directors. Until a formal committee is established, our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

Employment Agreements

We have no written employment agreements with our officers; however, during the 2007 year we had understandings in place regarding Mr. Hornby and Ms. Gordon for their compensation.  Starting in February 2007 through July 2007, Mr. Hornby was compensated approximately $8,000 per month.  Upon Ms. Gordon joining CCI in 2006 we agreed to compensate her at a rate of $4,000 per month.  In October 2006, the Board of Directors authorized an increase for Ms. Gordon and she was to receive a total of $8,000 a month in compensation, which she began receiving in November 2006 until her termination in July 2007.  In addition to the monthly compensation, Ms. Gordon received an additional $3,692 at the time of termination for her unused vacation time.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person associated with the Company which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Director Compensation

As a result of having limited resources during most of 2007, we did not provide compensation to our board of directors.

Certain Relationships and Related Transactions

CCI’s current Chief Executive Officer, Mr. Woods, loaned the Company $25,000 during 2007 and the Company has outstanding notes payable with him. The notes accrue interest at a rate of 18% per annum and are payable upon demand. The Company recorded interest expense to Mr. Woods in the amount of $863 for the year ended December 31, 2007.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of CCI’s knowledge, about the beneficial ownership of its common stock on December 24, 2008, held by those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 64,287,630 shares of common stock outstanding as of December 24, 2008.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the shareholder has a right to acquire within 60 days after December 24, 2008 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management and Directors

Name of Management and Directors (1)	Number of Shares	Percent Of Class (2)

Henri Hornby, Former Chief Executive Officer, Secretary, Treasurer, and Director (3)	10,266,666	16%
Jerald Woods, Current Chief Executive Officer and Director	7,248,886	11%
David Hewitt, Director	1,000,000	2%
William Gray, Director (3) (4)	100,000	0.2%
Ray Powers, Director (5)	0	0%

All Directors & Officers as a Group	18,615,552	29%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.  Address for the persons listed in the table is care of the Company.

(2)	Figures are rounded to the nearest percentage.
(3)
Mr. Hornby resigned from all of his positions on November 12, 2007.  Subsequent to the year ended December 31, 2007, the Company re-appointed Mr. Hornby to serve on its Board of Directors.  However, on November 4, 2008, Mr. Hornby resigned from the Board of Directors.  Mr. William Gray was appointed to fill the vacancy left by Mr. Hornby.

(4)
Innovation Capital Management, Inc. purchased 100,000 shares pursuant to a private placement.  Mr. William Gray has the authority to exercise dispositive and voting power over the shares of common stock for Innovation Capital Management, Inc.

(5)	Dr. Ray Powers was appointed to the Board of Directors on November 24, 2008.

PROPOSAL 3.  REAFFIRM THE APPOINTMENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C AS AUDITORS FOR THE NEXT YEAR

Our Board of Directors has selected Lawrence Scharfman & Co., CPA, P.C. to serve as CCI’s independent auditor for the current fiscal year, and the Board is asking stockholders to reaffirm that selection.  Although current law, rules and regulations require CCI’s independent auditor to be engaged, retained and supervised by the Board of Directors, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Lawrence Scharfman for reaffirmation by stockholders as a matter of good corporate practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF LAWRENCE SCHARFMAN & CO., CPA, P.C. AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Lawrence Scharfman & Co., CPA, P.C. served as CCI’s principal independent public accountants for fiscal year 2007. Representatives from that firm will not be present at the meeting of stockholders.  Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to CCI for the year ending December 31, 2007 by Lawrence Scharfman & CO., CPA, P.C. were as follows:

AUDIT FEES

The aggregate fees billed for professional services rendered by Lawrence Scharfman & Co., CPA, P.C. for the audit of our 2007 and 2006 annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for 2007 and 2006 were $30,000 and $15,000, respectively.

AUDIT-RELATED FEES

NONE

TAX FEES

NONE

ALL OTHER FEES

NONE

AUDIT COMMITTEE POLICIES AND PROCEDURES

We do not have an audit committee.

OTHER MATTERS

As of the date of this statement our management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which CCI did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this Proxy Statement to Stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by CCI.

Annual Report

A copy of the 2007 Form 10-KSB report as required to be filed with the Securities and Exchange Commission, excluding exhibits, is attached hereto and will be mailed to stockholders without charge upon written request to:  Jerald Woods, President, Competitive Companies, Inc., 3751 Merced Drive, Suite A, Riverside, California 92503.  Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of CCI on December 24, 2008.  Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specified fees.  The 2007 Form 10-KSB is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2009 Annual Meeting must be received by CCI by March 31, 2009.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the 2009 Annual Meeting without including such proposal in CCI’s proxy statement must provide CCI notice of such proposal no later than May 15, 2009.  CCI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors

Jerald Woods
Chairman

Riverside, California
January ___, 2009

COMPETITIVE COMPANIES, INC.
PROXY

Annual Meeting of Stockholders
January 30, 2009

The undersigned appoints Jerald Woods, Chairman of Competitive Companies, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of stockholders of Competitive Companies, Inc., to be held January 30, 2009, beginning at 11:00 a.m., Pacific Coast Time, at 402 West Broadway, Suite 690, San Diego, California 92101 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated January ___, 2009, a copy of which has been received by the undersigned, as follows:

	FOR	AGAINST	ABSTAIN
1. Proposal to amend the Company’s Articles of Incorporation to increase capitalization.			

2. Election of Director Nominees:
	FOR	AGAINST	ABSTAIN
Jerald Woods			
David Hewitt			
William Gray			
Ray Powers			
Larry Griffin			
Michael Benbow			
Tonni Smith-Atkins			

	FOR	AGAINST	ABSTAIN
4. Proposal to reaffirm the appointment of Lawrence Scharfman & Co, CPA, P.C. as auditors for the next year.			

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2009                                                                                                                                          Number of Shares ________________

Please sign exactly as
your name appears on
your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
persons, all of them must
sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO JANUARY ____, 2009.

Mail To: Competitive Companies, Inc., C/O Stoecklein Law Group
402 W. Broadway, Suite 690, San Diego, California, 92101

Appendix A

Ross Miller
Secretary of State
204 North Carson Street, Ste. 1
Carson City, Nevada 89701-4299
 (775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.3901)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
1.	Name of Corporation

Competitive Companies, Inc.

2.	The articles of been amended as follows: (provide article numbers, if available):

3. AUTHORIZED SHARES: shall be deleted in its entirety and the following inserted in lieu thereof:

Authorized Shares: (number of shares the corporation is authorized to issue)
Number of share with par value 500,000,000 Par value: $.001

In addition, the Corporation shall have the authority to issue 100,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with preferences, limitations, and relative rights determined by the Board of Directors.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such great proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_________________________

4.	Effective date of filing (optional):

5.	Officer Signature (Required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.